UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

January 18, 2022

Ra Medical Systems, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38677	38-3661826
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2070 Las Palmas Drive

Carlsbad, California 92011

(Address of principal executive offices, including zip code)

(760) 804-1648

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	RMED	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02Termination of a Material Definitive Agreement.

On January 18, 2022, H.C. Wainwright & Co. (“HCW”) delivered written notice to Ra Medical Systems, Inc. (the “Company”) that it was terminating the At the Market Offering Agreement, dated January 26, 2021, between HCW and the Company (the “ATM Agreement”), pursuant to Section 8(b) of the ATM Agreement, effective as of January 18, 2022. Under an “at-the-market” equity offering facility (the “ATM Facility”) under the ATM Agreement, the Company sold 3,811,170 shares of common stock, representing gross proceeds of approximately $16.0 million to the Company prior to termination. With the provision of such notice, the ATM Facility is no longer available for use.

A copy of the ATM Agreement was filed as Exhibit 1.2 to the Company’s Registration Statement on Form S-3 filed with the Securities and Exchange Commission on January 26, 2021 (the “Registration Statement”). The description of the ATM Agreement contained in this Current Report on Form 8-K does not purport to be complete and is qualified in its entirety by reference to the copy of the ATM Agreement filed as Exhibit 1.2 to the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RA MEDICAL SYSTEMS, INC.

Date: January 21, 2022	By:	/s/ Andrew Jackson
Andrew Jackson
Chief Financial Officer
(Principal Financial and Accounting Officer)